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                                                                    EXHIBIT 3.16

                                     BYLAWS
                                       OF
                                MAAX HOLDING CO.
                            (A DELAWARE CORPORATION)

                                    ARTICLE I
                                     OFFICES

      Section 1. Registered Office. The address of the registered office of the Corporation shall be Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered office need not be identical with the principal office of the Corporation and may be changed from time to time by the Board of Directors.

      Section 2. Other Offices. The Corporation may have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                   ARTICLE II
                                  STOCKHOLDERS

      Section 1. Annual Meeting. An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before the meeting will generally be called annually by the Board of Directors at its discretion, and such meetings may be held at such date and time as may be specified by the Board of Directors.

      Section 2. Place of Meeting. All meetings of the stockholders of the Corporation for the election of directors and for any other purposes may be held at such place either within or without the State of Delaware as may be authorized by the Board of Directors and stated in the notice of the meeting.

      Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes prescribed in the notice of the meeting may be called at any time by the Board of Directors (by action taken by a majority of the total number of directors) or by the President of the Corporation. A special meeting of the stockholders shall also be called by the President of the Corporation upon the written request, stating the date, time, place and purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.

      Section 4. Action Without Meeting by Stockholders. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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      Section 5. Notice of Meeting. Written notice of every meeting of stockholders, stating the place, date and hour where it is to be held, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or the President of the Corporation by the Secretary or an Assistant Secretary, to each stockholder of the Corporation entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date fixed for such meeting, except as may otherwise be provided in these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware from time to time in effect. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed to each stockholder at his, her or its address as it appears on the books of the Corporation. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date of the meeting for which notice was originally given, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity with the provisions of this Section 5. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting for which notice was originally given.

      Section 6. Quorum. Except as otherwise provided by law or in the Certificate of Incorporation or elsewhere in these Bylaws, at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present who are entitled at any time to vote or the chairman of the meeting may adjourn the meeting from time to time until a quorum shall be present. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of the holders of a sufficient number of shares entitled to vote at the meeting to leave less than a quorum then present at the meeting.

      Section 7. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, which date, unless otherwise provided by law, shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting nor more than sixty (60) days prior to any other such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders (i) entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to the corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (iii) for any other purpose, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 7, such determination shall apply to

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any adjournment thereof unless the Board of Directors, in its discretion, determines to fix a new record date with respect to the adjourned meeting.

      Section 8. Voting of Shares; Proxies. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record having the right to vote shall be entitled at every meeting of the stockholders of the Corporation to one vote for each share of stock having voting power and standing in the name of such stockholder on the books of the Corporation and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or by his, her or its duly authorized attorney. Each proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. All voting, except on the election of directors and where otherwise required by law, may be by voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his, her or its proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

      Section 9. Vote Required. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast at such meeting by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy and who cast their votes with respect to such matter.

      Section 10. Waiver of Notice. Except as otherwise required by law or the Certificate of Incorporation, any stockholder may at any time waive any or all notice to him, her or it of any meeting of stockholders by delivering to the Corporation a writing to that effect signed by him, her or it either before or after the meeting, and the presence of any stockholder in person or by proxy at a meeting of stockholders shall constitute waiver by him, her or it of notice of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, except as may be otherwise provided in the Certificate of Incorporation or the Delaware General Corporation Law.

      Section 2. Number and Tenure. The number of directors shall be fixed from time to time by the Board of Directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve until the next succeeding annual meeting of stockholders and until his or her respective successor has been elected and qualified, or until his or her earlier resignation, death or removal from office.

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      Section 3. Chairman of the Board. The directors may elect one of their members to be the Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. The Chairman shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.

      Section 4. Vacancies. Any vacancy occurring on the Board of Directors by reason of death, resignation, removal or disqualification may be filled by a majority of the remaining directors, even though less than a quorum, at any regular or special meeting. Vacancies on the Board resulting from newly created directorships may be filled only by a majority vote of the directors serving at the time of the increase.

      Section 5. Meetings. The Board of Directors shall hold regular meetings during each calendar year at such time and place as shall from time to time be determined by the Board of Directors and stated in the notice of the meeting. Regular meetings of the Board of Directors may be held without notice at such date, time and place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President of the Corporation, or by a majority of the directors then in office.

      Section 6. Notice of Meetings. Notice of every regular (unless the Board of Directors has fixed by resolution the date, time and place of its regular meetings) and special meeting of the Board of Directors stating the date, time and place of the meeting shall be delivered to each director at his or her business address or at such other address as he or she shall have previously specified in writing directed to the Secretary of the Corporation. Notice, if by mail, shall be given not later than the fifth day preceding the date of the meeting. The notice shall be deemed to be given when deposited in the United States mail, duly addressed with postage prepaid. Notice, if given by telegram, cable, telex or similar communication, shall be given at least 48 hours preceding the time of the meeting. Such notice shall be deemed to be given when delivered to the telegraph or cable company or, in the case of a telex or similar communication, when transmitted. Notice may also be given in person or by telephone at least 24 hours preceding the time of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or in any waiver of notice of such meeting.

      Section 7. Waiver of Notice. Except as otherwise required by law or by the Certificate of Incorporation, any director may waive at any time any or all notice to him or her of any meeting of the Board of Directors or of any committee of the Board by delivering to the Corporation a writing to that effect signed by him or her either before or after such meeting, and the presence of any director at any meeting of the Board of Directors or of any committee of the Board shall constitute a waiver by him or her of notice of such meeting if such director does not protest, prior to the meeting or at its commencement, the lack of notice.

      Section 8. Quorum. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum sufficient for the transaction of business, and any act of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise required by law, the Certificate of Incorporation

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or these Bylaws. If a quorum is present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place of such adjourned meeting.

      Section 9. Action Without Meeting. Unless otherwise restricted by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing. Each such consent in writing shall be filed with the minutes of the proceedings of the Board of Directors or committee.

      Section 10. Committees. The Board of Directors may designate two or more of their number to constitute an executive committee, which, to the extent determined by the Board and allowed by law, shall have and exercise the authority of the Board in the management of the business of the Corporation. Such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board. The Board of Directions may also appoint one or more natural persons who need not be Board members to serve on such other committees as the Board may determine. Such other committees shall have such powers and duties as shall from time to time be prescribed by the Board. A majority of the members of any committee shall constitute a quorum for the transaction of business by the committee. All committees shall keep accurate minutes of their meetings, which minutes shall be made available upon request to members of that committee and to any director.

      Section 11. Meetings by Conference Telephone. The Board of Directors, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                    OFFICERS

      Section 1. Election of Officers. The executive officers of the Corporation shall be a President and a Secretary, each of whom shall be elected by the Board of Directors and may be designated by such title or titles as the Board may determine. The Board of Directors may elect or appoint such other officers as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.

      Section 2. President. The President shall have charge of the business and operations of the Corporation, subject to the control of the Board of Directors. He or she shall in general supervise and cause all orders and resolutions of the Board of Directors to be carried into effect, shall do and perform all acts and things incident to the position of President, and shall have such other duties as may be prescribed from time to time by the Board of Directors.

      Section 3. Vice Presidents. The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe. In the absence of the President or in the

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event of the President's death, inability or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

      Section 4. Chief Financial Officer. The chief financial officer shall be in charge of the financial affairs of the Corporation under the direction of the Board of Directors and the supervision of the President. He or she shall supervise the activities of any treasurer and controller or assistant treasurers and assistant controllers and shall report periodically to the Board of Directors concerning the financial condition of the Corporation and shall perform such other duties as shall be ordered by the Board of Directors or the chief executive officer.

      Section 5. Secretary. The Secretary, or his or her designee, shall attend all meetings of the Board of Directors and of the stockholders, and record all proceedings of the meetings of the Board of Directors and of the stockholders in books to be kept for that purpose and shall perform like duties for other committees of the Board of Directors when directed to do so by the Board. He or she shall give, or cause to be given, notice of all meetings of the stockholders and regular, if required, and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                                    ARTICLE V
                                  CAPITAL STOCK

      Section 1. Certificates. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and as may be required by law. Stock certificates shall be signed by the President and the Secretary or any assistant secretary of the Corporation. Where any such certificate is countersigned by a transfer agent or registrar other than the Corporation or an employee, the signatures of any such officers upon such certificates may be facsimiles. All certificates for shares shall be consecutively numbered or otherwise identified, and shall state the name of the Corporation, that it is organized under the laws of the State of Delaware, the name of the person to whom the shares are issued, the number and class of shares and the designation of the series, if any, that the certificate represents. The name of the person to whom the shares are issued with the number of shares and the date of issue shall be entered on the books of the Corporation.

      Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferrable upon its books only by the persons named in the certificates or by their attorneys-in-fact or legal representatives duly authorized in writing, and upon surrender to the Corporation of the old stock certificates, properly endorsed, to the Secretary of the Corporation, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled. New certificates for the shares shall thereupon be issued to the person entitled to such new certificates. A record shall be made of each transfer.

      Section 3. Lost Certificates. The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed

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upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates under such circumstances, the Board of Directors (or any transfer agent of the Corporation authorized to do so by resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance by the Corporation of such new certificate or certificates, and such requirement may be general or confined to specific instances.

      Section 4. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law.

      Section 5. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property or for such other purpose as the Board shall deem to be consistent with the interests of the Corporation, and the Board may modify or abolish any such reserve.

                                   ARTICLE VI
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

      Section 1. Contracts. The Board of Directors may authorize such officers or agents as it shall designate to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      Section 2. Loans to Officers. Subject to contractual limitations or restrictions, if any, the Corporation may lend money to, guarantee any obligation of or otherwise assist any officer or other employee of the Corporation or any subsidiary of the Corporation, including any such officer or employee who is a director of the Corporation or any subsidiary of the Corporation, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. Any such loan, guaranty or assistance may be with or without interest and may be unsecured or secured in manner as the Board of Directors shall approve, including a pledge of shares of stock of the Corporation.

      Section 3. Checks; Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation as shall be designated and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other financial institutions as the Board of Directors may select.

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                                   ARTICLE VII
                                 INDEMNIFICATION

      Section 1. Indemnification of Officers, Directors and Employees. Each person (i) made or threatened to be made a party to any action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she, his or her testator or intestate, is or was a director, officer or employee of the Corporation and (ii) made or threatened to be made a party to any action or proceeding, other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including any action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer or employee of the Corporation served in any capacity at the request of the Corporation by reason of the fact that he or she, his or her testator or intestate, is or was a director, officer or employee of the Corporation, or served such corporation in any capacity, shall be indemnified by the Corporation against all expenses and other amounts for which indemnification may be made under law. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any director, officer, employee or agent of a subsidiary or related entity of the Corporation or to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The indemnification provided for herein shall be made at the times, in the manner and to the extent provided by law.

      Section 2. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or subsidiary or related entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnity such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      Section 1. Stock of other Corporations or other Interests. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such other attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the President, shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary or such attorneys or agents may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by this Corporation.

      Section 2. Fiscal Year. The fiscal year of the Corporation shall be such twelve-month period as may be set by a resolution of the Board of Directors; provided, however, that the first fiscal year of the Corporation may be a shorter period if permitted by law.

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      Section 3. Seal. The Corporation shall have no seal.

      Section 4. Amendments. Except as limited by the Certificate of Incorporation, these Bylaws may be altered or amended by the Board of Directors at any meeting of directors to the full extent permitted by law, subject, however, to the power of the stockholders of this Corporation to alter or repeal such bylaws.

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